Exhibit 10.1

FIRST Amendment TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Amendment”) is entered into this 31st day of July 2022, by and among MME Florida, LLC, a Florida limited liability company (“Seller”), MM Enterprises USA, LLC, a Delaware limited liability company (“MME USA”), and Green Sentry Holdings, LLC, a Florida limited liability company (“Buyer”). Each of Seller, MME USA, and Buyer are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined or redefined herein shall have the meanings set forth in the Original Agreement (defined below).

RECITALS

WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement, dated as of February 27, 2022 (the “Original Agreement”);

WHEREAS, the Parties desire to extend the outside closing date of the transaction,

WHEREAS, concurrently with the execution of the Original Agreement, Seller delivered to Buyer the Disclosure Schedules to the Asset Purchase Agreement dated February 27, 2022 (the “Disclosure Schedules”);

WHEREAS, following the execution of the Original Agreement, a claim was filed in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Civil Division, captioned 5900 N. Fla. MAVESE, LLC vs. MME Florida, LLC and MM Enterprises USA, LLC, Case No. 22-CA-001952 (the “Tampa Litigation”);

WHEREAS, pursuant to Section 9.08 of the Original Agreement, the Original Agreement may be amended upon the written agreement of all Parties to the Original Agreement; and

WHEREAS, the Parties desire to amend the Original Agreement and the Disclosure Schedules as set forth herein.

NOW, THEREFORE, in consideration of the valuable consideration set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The following defined terms shall be added to Exhibit A of the Original Agreement:

“Deferred Rent Holdback” shall mean Five Hundred and Fifteen Thousand Dollars ($515,000.00).

“Second Amendment to Key West Lease” shall mean that certain Second Amendment to Lease Agreement dated July 31, 2018, by and between 130 Duval Street, Inc., a Florida corporation and MME Florida, LLC, a Florida limited liability company, for the premises located at 130 Duval Street, Key West, Florida 33304.

2. The final sentence of Section 1.06 of the Original Agreement shall be struck in its entirety and replaced with the following language:

Upon Closing, as described in Section 2.01 and 2.02, Buyer shall pay the Purchase Price (net of the Deposit) less the Deferred Rent Holdback by wire transfer to Seller of immediately available funds in accordance with the wire transfer instructions set forth on Section 1.06 of the Disclosure Schedules, and the Deposit shall be wired to the Seller by the Escrow Agent.

3. All references to the words “July 31, 2022” in the Original Agreement shall be replaced by the words “August 8, 2022”.

4. Section 2.02(b)(i) of the Original Agreement shall be struck in its entirety and replaced with the following language:

the Purchase Price less the Deferred Rent Holdback.

5. Section 5.04 of the Original Agreement shall be struck in its entirety and replaced with the following language:

Payment of Deferred Rent. Buyer shall use the Deferred Rent Holdback to timely satisfy its obligations (as successor to Seller) under Section 6 of the Second Amendment to Key West Lease. In the event that the “Deferred Rent” is no longer required to be paid by Buyer to the landlord under the Second Amendment to Key West Lease for any reason following the Closing, the Deferred Rent Holdback remaining and not paid to the landlord shall be paid to Seller within three (3) business days of the determination that payment of the Deferred Rent is no longer required. For the avoidance of doubt, Buyer is released from any obligation to pay Seller any portion of the Deferred Rent Holdback paid to the landlord in satisfaction of Deferred Rent under the Key West Lease.

6. Section 5.08 of the Original Agreement shall be struck in its entirety.

7. The following shall be added as number “9.” on Schedule 3.14(a) of the Disclosure Schedules:

5900 N. Fla. MAVESE, LLC vs. MME Florida, LLC and MM Enterprises USA, LLC; filed in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Civil Division; Case No. 22-CA-001952

8. The Parties agree that to the extent the Tampa Litigation is not resolved prior to the Closing, Seller will indemnify Buyer for any Losses it incurs as a result of the Tampa Litigation pursuant to Section 7.02(a)(iv) of the Original Agreement; provided that the limitations in Sections 7.02(b)(i) and 7.02(b)(ii) of the Original Agreement shall not apply to the Tampa Litigation and provided, further, that in the event the asset purchase is not revised to include a promissory note from Buyer to Seller that $300,000.00 of the Purchase Price will be placed into escrow on terms mutually agreed between Buyer and Seller (the “Tampa Escrow”).

9. This Amendment may be executed in any number of counterparts (including by facsimile, .pdf or electronic transmission), each of which shall be deemed an original, but all of which when taken together shall constitute one instrument.

10. This Amendment shall be governed by the laws of the State of Florida, without regard to its conflict of laws provisions.

11. All terms and provisions of the Original Agreement that are not expressly amended or modified by this Amendment will remain in full force and effect. In the event of any conflict between any of the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment will control.

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IN WITNESS WHEREOF, the parties have executed this Amendment to be executed this 30th day of July, 2022.

SELLER:

MME Florida, LLC

By:	/s/ Edward Record
Name:	Edward Record
Title:	Chief Executive Officer

MME USA, LLC

MM Enterprises USA, LLC

By:	/s/ Edward Record
Name:	Edward Record
Title:	Chief Executive Officer

BUYER

Green Sentry Holdings, LLC
By its sole member, High End Holdings, LLC

By:	/s/ Brady Cobb
Name:	Brady Cobb
Title:	Manager